Exhibit 99.1



-------- Original Message --------
Subject:          Resignation Notification
Date:    Thu, 17 Aug 2006 12:22:53 -0400
From:    Bill Strang
To:      Fred Beisser fbeisser@plangraphics.com



Fred,

I hereby resign my position on the board of Plan Graphics effective immediately. I would like to take this opportunity to thank the board and the employees. It has been my pleasure to work with all of you. I would like to wish all of you continued success at Plan Graphics.

Thank you and Good luck

Bill